UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-31671	87-0613716
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

2019 Annual Meeting of Stockholders

On June 12, 2019, Intellinetics, Inc., a Nevada corporation (the “Company”), held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). A total of 18,524,878 shares of Common Stock, par value $.001 per share, were issued and outstanding on April 25, 2019, the record date for the 2019 Annual Meeting, and were entitled to vote thereat, of which 13,985,233 shares were present, in person or by proxy, thus constituting a quorum at the 2019 Annual Meeting.

Set forth below are the voting results on each of the two proposals submitted to and voted upon by the stockholders at the 2019 Annual Meeting, which proposals are described in the Company’s Proxy Statement for the 2019 Annual Meeting:

Proposal 1: Election of Directors

The following nominees were elected as directors, each to serve for a term of one year and until his or her successor is duly elected and qualified, by the vote set forth below:

	For	Withheld	Broker Non-Votes
Matthew L. Chretien	13,804,822	4,767	12,745
Rye D’Orazio	13,804,822	4,767	12,745
Robert C. Schroeder	13,804,822	4,767	12,745
Sophie Pibouin	13,804,822	4,767	12,745
Roger Kahn	13,804,822	4,767	12,745
James DeSocio	13,804,822	4,767	12,745

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment by the Audit Committee of GBQ Partners LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified, by the vote set forth below:

For	Against	Abstain
13,813,300	171,933	4,767

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ James F. DeSocio
James F. DeSocio
President and Chief Executive Officer

Dated: June 13, 2019